Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 10, 2007, in the Registration Statement (Form S-1) and related Prospectus of ArcSight, Inc. for the registration of shares of its common stock.
/s/ Ernst & Young LLP
San Jose, California
October 29, 2007